UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2018, Helios and Matheson Analytics Inc. (the “Company”) entered into a letter agreement (the “Lock-Up Agreement”) with Theodore Farnsworth, its Chief Executive Officer and Chairman of the Board of Directors, pursuant to which Mr. Farnsworth agreed that he would not sell or transfer any shares of the Company’s common stock (the “Common Stock”) held by him for a period of 24 months from the date of the Lock-Up Agreement, subject to certain permitted transfers as gifts, by will or intestate succession or to a family trust, provided that any such transfer is not a disposition for value and the transferee agrees to be bound by the Lock-Up Agreement. Mr. Farnsworth entered into the Lock-Up Agreement upon receipt from the Company of the Bonus (as defined below in Item 5.02 of this Current Report).

The above discussion does not purport to be a complete description of the Lock-Up Agreement and is qualified in its entirety by reference to the full text of the Lock-Up Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

From December 29, 2017 through the date of this Current Report, the Company has issued an aggregate of 704,668 unregistered shares (the “Consultant Shares”) of its Common Stock to various consultants for services rendered to the Company, all of which consultants are business entities not wholly-owned by a single individual. The Company relied on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) for the issuance of the Consultant Shares, inasmuch as the consultants were accredited investors and neither the Company nor any person acting on its behalf offered or sold any of such securities by any form of general solicitation or general advertising.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2017, the board of directors (the “Board”) of the Company, on August 10, 2017, approved the grant of 500,000 unregistered shares (the “Gadiyaram Shares”) of Common Stock to Muralikrishna Gadiyaram, a non-independent director and consultant of the Company, subject to (a) completion of the transactions contemplated by that certain Securities Purchase Agreement, dated August 15, 2017, as subsequently amended on October 6, 2017, by and between the Company and MoviePass Inc. (“MoviePass”), and (b) stockholder approval in accordance with Nasdaq Listing Rule 5635(c). As previously disclosed in a Current Report on Form 8-K filed with the SEC on October 31, 2017, the Company’s stockholders approved the grant of the Gadiyaram Shares at a special meeting of stockholders on October 27, 2017. In February 2018, upon entry into a grant letter documenting the lock-up and other applicable restrictions on the Gadiyaram Shares (which restrictions were set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 3, 2017), the Company issued the Gadiyaram Shares to Mr. Gadiyaram. The Company relied on Section 4(a)(2) of the Act for the issuance of the Gadiyaram Shares inasmuch as the recipient is an accredited investor and neither Helios nor any person acting on its behalf offered or sold any of such securities by any form of general solicitation or advertising.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2018, the Board, upon recommendation from the Compensation Committee of the Board, granted Theodore Farnsworth, the Company’s Chief Executive Officer and Chairman of the Board, a one-time cash bonus of $1,500,000 (the “Bonus”) in recognition of recent extraordinary efforts on behalf of the Company, including his role in the Company’s completed offerings of its securities for a total of $190,000,000 in gross proceeds since December 15, 2017 and his ongoing role in the acquisition of MoviePass and the integration of the MoviePass business with the Company.

Item 8.01	Other Events.

On February 28, 2018, the Company satisfied all of its obligations due under its Senior Secured Convertible Notes issued to an institutional investor on August 16, 2017 (the “August Notes”); therefore the August Notes have been extinguished. In addition, as of the date of this Current Report, the Company has no unrestricted principle outstanding under the Senior Convertible Notes issued to institutional investors on November 7, 2017 and January 23, 2018.

Accordingly, as of the date of this Current Report, the Company owes no debt principal under any debt instruments.

As of March 14, 2018, the Company had 43,299,563 shares of Common Stock issued and outstanding. This includes 9,100,000 shares that the Company issued pursuant to the exercise of the pre-funded Series B-1 Warrants issued in the Company’s underwritten public offering of Series A-1 Units and Series B-1 Units, as previously disclosed in a Current Report on Form 8-K filed with the SEC on February 13, 2018.

On March 15, 2018, the Company issued a press release announcing that it plans to spin off its wholly-owned subsidiary Zone Technologies, Inc. (“Zone”) as a dividend distribution to the Company’s securities holders, following which Zone would become an independent publicly traded company that the Company expects to also be listed on The Nasdaq Stock Market.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit
Number	Description

10.1	Lock-Up Agreement with Theodore Farnsworth, dated March 14, 2018

99.1	Press release issued by the Company, dated March 15, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2018

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Theodore Farnsworth, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lock-Up Agreement with Theodore Farnsworth, dated March 14, 2018.

99.1	Press release issued by the Company, dated March 15, 2018

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